UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In preparation for the potential launch of Contrave®, on October 1, 2013, Orexigen Therapeutics, Inc. (the “Company”) and Takeda Pharmaceutical Company Limited (“Takeda”) entered into Amendment Number 1 (the “Amendment”) to the Collaboration Agreement for the development and commercialization of Contrave in North America, dated September 1, 2010, between the Company and Takeda (the “Collaboration Agreement”). Pursuant to the Amendment, among other things, Takeda assumed from the Company the responsibility to package Contrave for commercial sale under the terms of the Collaboration Agreement. The Company will continue to supply bulk tablets of Contrave to Takeda in accordance with the terms of the Collaboration Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the Amendment, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2013, requesting confidential treatment for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: October 7, 2013	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	Chief Business Officer